SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): October 23, 2001


                            SALES ONLINE DIRECT, INC.
               (Exact name of Registrant as Specified in Charter)


   Delaware                         0-28720                      73-1479833
(State or other            (Commission File Number)             (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)


                4 Brussels Street, Worcester, Massachusetts 01610
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (508) 791-6710




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Item 5. Other Events.

     On October 23, 2001, the Company entered into an agreement to acquire Rotman Collectibles, Inc., a Massachusetts corporation ("Rotman Collectibles") through the merger of Rotman Collectibles into a Delaware subsidiary corporation to be formed and owned by the Company. Rotman Collectibles is in the business of buying and selling movie posters dated generally from the early 1940s through the early 1970s. As consideration for the merger, the Company will issue at closing a $1,000,000 note to Leslie Rotman, the sole stockholder of Rotman Collectibles. The note will be convertible into shares of the Company's common stock. The transaction is expected to close in early November 2001. A copy of the Press Release related to the agreement is attached as Exhibit 99.1.

     The interest rate on the note will be six percent (6%), and the base price at which the note may be converted into shares of common stock will be eighty percent (80%) of the market price of the Company's common stock, based on the average of the closing bid price for the common stock for the five (5) trading days before the conversion date. Interest payments, payable in shares of common stock or cash, will begin March 31, 2002. The Company will be obligated to file a registration statement under the Securities Act of 1933, as amended, for the resale of the shares issuable upon conversion of the note no later than 180 days after the date of the note. If the SEC does not declare the registration statement effective within 240 days after the date of the note, upon notice given by the holder of the note, the conversion price could drop to as low as seventy percent (70%). The assets of the Company will secure the note.

     The consideration to be paid was based upon an independent appraisal of the assets of Rotman Collectibles, consisting exclusively of the movie posters. The Company will not assume any known liabilities of Rotman Collectibles. Pursuant to the independent appraisal, the assets have a retail appraised value substantially higher than the principal amount of the note. Once acquired, the movie posters will represent a large portion of the Company's movie memorabilia inventory.

     The sole stockholder, director, and officer of Rotman Collectibles is Leslie Rotman, who is the mother of Gregory Rotman, the Company's President, Chief Executive Officer, and a director of the Company, and Richard S. Rotman, the Company's Chief Financial Officer, Vice President, Secretary, and a director of the Company. The Company believes that the terms of the transaction with Leslie Rotman and Rotman Collectibles are fair and reasonable to the Company and no less favorable than could have been obtained by an unaffiliated third party.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

         Exhibit 99.1    Press Release


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SALES ONLINE DIRECT, INC.



Date:    October 30, 2001                 By:/s/ Gregory Rotman
                                             -----------------------------
                                             Gregory Rotman, President and Chief
                                             Executive Officer




Exhibit Index

Exhibit 99.1  Press Release